UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 22, 2016
__________

CARVER BANCORP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-13007	13-3904174
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

75 West 125th Street
New York, NY  10027-4512
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 360-8820
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item     5.07    Submission of Matters to a Vote of Security Holders

On September 22, 2016, Carver Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered the election of directors, the ratification of the independent registered public accountants, and an advisory vote to approve the compensation paid to the Company’s named executive officers. The vote of the stockholders was as follows:

Proposal 1.	The election as directors of the nominees listed below each to serve for a three-year term.

Nominee	For	Withheld	Broker Non-Votes

Pazel G. Jackson, Jr.	2,955,308	133,415	63,771

Susan M. Tohbe	2,955,212	133,511	63,771

Deborah C. Wright	3,087,298	1,425	63,771

Proposal 2.	To ratify the appointment of BDO USA LLP as independent auditors for Carver Bancorp, Inc. for the fiscal year ending March 31, 2017.

For	Against	Abstain	Broker Non-Votes

3,151,670	658	166	—

Proposal 3.	Advisory (non-binding) approval of the compensation of our named executive officers as described in the proxy statement.

For	Against	Abstain	Broker Non-Votes

3,087,118	1,367	238	63,771

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2016, Robert Holland, Jr. retired from the Board of Directors of the Company and Carver Federal Savings Bank, effective immediately.

Item 8.01    Other Events.

On September 22, 2016, the Company made a presentation at its Annual Meeting. A copy of the presentation as presented at the Annual Meeting is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.
Exhibit 99.1 Carver Bancorp, Inc. 2016 Annual Meeting Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:  September 28, 2016

BY:	/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer.